Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY

Pursuant to the Offer to Purchase for Cash
Up to $50,000,000 Aggregate Principal Amount
of the Outstanding
1.75% Convertible Subordinated Debentures due 2024
of
PIXELWORKS, INC.
at a Purchase Price Not Greater than $750
Nor Less than $680
Per $1,000 Principal Amount,
Plus Accrued and Unpaid Interest Thereon

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 28, 2008, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 6 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Debentures but:

•	your certificates for the Debentures are not immediately available or cannot be delivered to the Depositary by the expiration of the tender offer;

•	you cannot comply with the procedure for book-entry transfer by the expiration of the tender offer; or

•	your other required documents cannot be delivered to the Depositary by the expiration of the tender offer.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission prior to the Expiration Date. See Section 6 of the Offer to Purchase.

Deliver to:

Mellon Investor Services LLC

By Mail:	By Hand Delivery or Overnight Courier:	By Facsimile Transmission:
Mellon Investor Services LLC Attn: Corporate Actions Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606-3301	Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Boulevard 27th Floor Jersey City, NJ 07310 Confirm Receipt by Calling: (201) 680-4860	Facsimile Number: (412) 209-6443 Attn: Corporate Actions

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the expiration of the tender offer. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Pixelworks, Inc., Thomas Weisel Partners LLC, or Laurel Hill Advisory Group will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Pixelworks, Inc., an Oregon corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 29, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the principal amount of the Company’s 1.75% Convertible Subordinated Debentures due 2024 (the “Debentures”) specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Section 6, “Procedures for Tendering Debentures.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company with respect to the Debentures tendered pursuant to the Offer.

The undersigned understands that the Company will accept for purchase Debentures validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Debentures may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Debentures so withdrawn. For a valid withdrawal of a tender of Debentures to be effective, it must be made in accordance with the procedures set forth in Section 7 of the Offer to Purchase, “Withdrawal of Tenders.”

The undersigned understands that payment for Debentures purchased will be made only after timely receipt by the Depositary of (i) such Debentures, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal, including by means of an Agent’s Message, the transfer of such Debentures into the Depositary’s account at DTC with respect to such Debentures properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

PLEASE SIGN AND COMPLETE

Tender Price per
$1,000 Principal
Amount in
Increments of $5
(cannot be greater
than $750 or less
		Principal Amount of	than $680 respect
Series of Debentures	Certificate Number (if available)*	Debentures Tendered**	thereof)***
1.75% Convertible Subordinated Debentures due 2024

* If the space provided is inadequate, list the certificate numbers, principal amounts and tender price (if any) in respect of Debentures being tendered on a separated executed schedule and affix the schedule hereto.

** Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Debentures specified above is being tendered.

*** Each tender price must be in multiples of $5 per $1,000 principal amount, and not greater than $750 nor less than $680 per $1,000 principal amount in accordance with the terms of the Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will purchase such Holder’s Debentures, the Holder should refrain from specifying a price at which the Holder is tendering, in which case, the Holder will accept the Purchase Price selected by the Company in the Offer. Each Holder of Debentures should understand that not specifying a price at which the Debentures are being tendered may have the effect of lowering the Purchase Price paid for Debentures in the Offer and could result in such Holder’s Debentures being purchased at the minimum price of $680 per $1,000 principal amount.

Signature(s) of Registered holder(s) or
Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No:

Date:

☐	Check this box if Debentures will be delivered by book-entry transfer.

Name of Tendering Institution

Depositary Account No.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Exchange Act Rule 14e-4, (ii) that such tender of shares complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Debentures tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Debentures into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

X
Name of Eligible Institution Guaranteeing Delivery Address		Authorized Signature

Address		Name (Print Name)

Zip Code		Title

Dated: , 2008
(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CERTIFICATES FOR DEBENTURES WITH THIS FORM. YOUR CERTIFICATES FOR DEBENTURES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

4